Exhibit 2.1

SHARE TRANSFR AGREEMENT THIS SHARE TRANSFER AGREEMENT ("AGREEMENT") IS MADE ON APRIL -"/ , AT MUMBAI BETWEEN: (1) THE SHAREHOLDERS OF DRAMA NAMED AND DESCRIBED IN PART A OF THE SCHEDULE (the "Sellers" (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include his heirs, administators, successors and assigns) OF THE FIRST PART; AND (2) DRAMA HOTELS AND RESORTS LIMITED (CIN: U55100M1-12008PTC185207), a C4ampany registered under the Companies Act, 1956 in India ("PURL" or the "Company") with its principle place of business at 204, Windfall, Sahar Plaza, J. B. Nagar, Andheri Kurla Road, Andheri East, Mumbai 400059, India hereinafter referred tc, as "Company" (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors and assigns) OF THE SECOND PART. AND (3) TRIPBORN INC., a Delaware corporation and having its address at 514 Lothian Way, Abingdon, MD 2009 - USA, hereinafter referred to as "Transferor" (which expression shall unless it be repugnant to the context or meaning thereof be deemed to mean and include its successors and assigns) OF THE THIRD PART; "Sellers" those as individual shall hereinafter collectively be referred to as "Sellers". "Sellers", "Company", and "Transferor" shall hereinafter be referred to as a "Party" and collectively as "Parties". . DEFINITIONS ,.• . SALE AND TRANSFER OFTHE SALE SHARE S & CONSIDERATION SHARES . CLOSING . REPRESENTATIONS, WARRANTIES AND COVENANTS . SURVIVAL; INDEMNITY . RESTRICTIONS ON CONSIDERATION SHARES . TERMINATION . GOVERNING LAW AND JURISDICTION . MISCELLANEOUS v9 RECITALS WHEREAS: A. The Company is engaged in the business of owning, promoting businesses for operating and managing hotels, F&B services in India and in the near markets in the Indian subcontinent ("Business"). B. The Company has, as of the date of this Agreement, an authorized share capital of Rs. 11,50,00,000/- (Rupees Eleven Crores Fifty Lacs Only) divided into 1,15,00,000/(One Crore Fifteen Lacs Only) equity shares of Rs. 10/- each. The Sellers together, own 1,1795472/- (One Crore Seventeen Lacs Ninety Five Thousand Four Hundred Seventy Two Only) fully paid-up equity shares constituting 100% (the "Sale Shares") of the entire issued, subscribed and paid-up share capital of the Company. C. The Sellers are collectively the holders of all the Equity Shares of the Company (collectively, the "Sale Shares"). D. The Transferor pursuant to the terms and conditions agreed in the Letter of Intent ("LOI") dated March 8, 2019 and Memorandum of Understanding ("MOU") dated March 31, 2019 and Amendment to MOU ("Affirmation of understanding") dated April 9, 2019 (hereinafter collectively referred as "Conditions Precedent / Conditions Subsequent" or the "CP / CS") has agreed to acquire 100% stake in the equity capital of the Company and thereby acquiring control of the underlying operating businesses of the Company. . The Company shall on best effort endeavor to obtain agreement to sell and transfer to the Transferor the Sale Shares set out opposite the name of each of those Sellers in PART [A]of the schedule and Transferor has agreed to purchase the Sale Shares from each such Sellers. The consideration for the Sale Shares being the allotment and delivery to the Company of the shares of the Transferor the exact number of shares to be determined as set out in PART [A]of the Schedule opposite the name of each of the Sellers (the "Consideration Shares").All the Consideration Shares to be delivered to the Sellers shall be fully paid shares in the capital of the Transferor. F. The Sale Shares shall be free from encumbrances on the terms and subject to the conditions set out in the CP / CS between the parties, forming part of this agreement. G. The Consideration Shares shall be free from encumbrances other than the terms and conditions set out in this Agreement. H. Reference to the CP / CS and other terms and conditions in this Agreement, Transferor shall become the 100% shareholder of the Company and the underlying businesses to the extent of the Company's shareholding in those operating businesses. I. The Assets and the Liabilities of the Company are as disclosed and documented in the Schedule Part B as reviewed on the Closing Date 31st March, 2019 J. Reference to the CP / CS and other terms and conditions in this Agreement, the Company and the Transferor shall restructure their respective boards / advisory committee. 3 v9 NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND THE CONDITIONS PRECEDENT / CONDITION SUBSEQUENT AS DEFINED ABOVE AND OTHER GOOD AND VALUABLE CONSIDERATION THE ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AND THIS AGREEMENT WITNESSETH AS UNDER: DEFINITIONS "Act" means the Companies Act, 1956 or the Companies Act, 2013 (as applicable) and the rules made thereunder and any amendments thereto or re-enactments thereof from time to time; "Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; "Applicable Law" means all applicable United States, Indian, and foreign statutes, enactments, laws, ordinances, bye-laws, rules, regulations, guidelines, notifications, judgments, decrees, injunctions, writs or orders of any court, statutory or regulatory authority, tribunal, board or stock exchange in any jurisdiction as mai be in force and effect during the subsistence of this Agreement as may be applicab.e tc each of the parties respectively; "CIN" means corporate identity number; "Closing Date" shall have the meaning given to it in Section 4.a; "Company Intellectual Property" means all patents, pawnt applicat_ons, trademarks, trademark applications, service marks, service mark E.pplicaticns, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases that are owned, used by or necessary to the Company in the conduct of the Company's tusiness as now conducted and as presently proposed to be conducted; "Consideration" means the Consideration Shares. "Consideration Shares" is defined in the "Recitals" above; "Encumbrance" means any encumbrance including without limitation any claim, debenture, mortgage, pledge, charge (fixed or floating), hypothecaton, lien, deposit by way of security, bill of sale, option or right of pre-emption, right to acquire, right of first refusal, right of first offer or similar right, assignment by way of security or 4 v trust arrangement for the purpose of providing security or other security interest of any kind (including any retention arrangement), beneficial ownership (including usufruct and similar entitlements), public right, common right, way leave, easement, any provisional or e,,ecutional attachment and any other direct interest held by any third party, or any agreement to create any of the foregoing; "Equity Shares" sha:1 mean all equity shares of the Company and any and all rights, instruments or other documents that convert into Equity Shares or give or purport to give the holder rights in the Company; "Committee" means a Committee of members mutually appointed by both parties to ensure compliance with the CP / CS and other terms and conditions in this Agreement and more particularly of Clause 4(b) and 4 (c) of the Agreement; "Designated Accounts" means the Bank Account / Bank Accounts identified by the Committee as detailec in Part C to the Schedule; "Dispute" means any difference / disagreement in the implementation of the core objective and the prin.iples underpinning this agreement which are material in nature "FEMA 20" means the (Indian) Foreign Exchange Management (Transfer or Issue of Security by a Person Resident Outside India) Regulations, 2000; "Initial Closing" shall have the meaning set forth in Section 4.b; "Governmental Authority" means any federal, state, local government of the United States, India or foreign government or political subdivision thereof, or, in each case, any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority (to the extent that the rules, regulations or orders of such organii:ion or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction_; "Final closing" shall have the meaning set forth in Section 4(c); "Key Managerial Personnel" or "KMP" or "Key Employees" means all executive level anc management-level employees, directors, advisors and board members who currently held the shores in the Company; "Knowledge," includng the phrase "to the Company's knowledge," shall mean the actual knowledge after reasonable investigation of any KMPs; "Material Adverse Effect" means a material adverse effect which is likely to have a significant impact or the business, assets (including intangible assets), liabilities, f i nancial condition, pmperty, prospects or results of operations of the Company; "Person" means any individual, corporation, partnership, trust, limited liability company, association or other entity; and "Sale Shares" is defined in the "Recitals" above. 5 v9 The "RECITALS" set forth above are incorporated into this Section I as if each sucn clause were repeated in its entirety. .. TRANSFER OF THE SALE SHARES a. On the terms and subject to the conditions set forth in this Agreement, the Company and the Sellers hereby agree to (i) transfer all their right. :Ale and interest both at law and in equity in the Sale Shares to the Transferor, flee of all mortgages, charges, liens and encumbrances of whatsoever kind or nature so that the Transferor shall be entitled to become the absolute •3wr.er of such Seller's Sale Shares; and (ii) transfers to the Transferor one hundred (100%) percent of the Equity Shares in the Company. b. The Company covenant with the Transferor that they shall each do all things and execute all documents as may be reasonably required by the Transferor to give full and further effect to or properly convey, transfer or assign title to the Sale Shares (and Equity Shares) to Transferor as required under the governing laws of the jurisdiction to facilitate share transfer and share transfer, share issuance and activities as follows but not limited to: • Issuance of 25.20 % Sale Shares to Transferor by April 15, 2)19 (tctal number of 3,974,168 Shares) • Transfer of 25.80 % Sale Shares to Transferor by April 15, 2019 # (24,20,829 Number of Shares) • Transfer balance 49% Promoters and non-promoter Sale Shares to the Transferor no later than June 15, 2019 # (7,69,90,643 Number of Shares) . SALE OF THE CONSIDERATION SHARES a. On the terms and subject to the conditions set forth in this Agreement, the Transferor hereby agrees to (i) allot and deliver the Consideration Shares (more fully described in Part [A] of the Schedule) along with the right. title and interest both at law and in equity in the Consideration Shares to each Seller, free of all mortgages, charges, liens and encumbrances of whatsoever kind or nature, except as specifically stipulated in this Agreement, so that each Seller shall be entitled to become the absolute owner of such Consideration Shares free of such encumbrances and other interests both at law and _n equity; as of the date hereof, and subject to dilution in the ordinary course, the Sellers in the aggregate would hold 100 ( %) percent of the Equity Shares in the Company if the Closing were to occur as of the date of this Agreement. b. The Transferor covenants that it shall do all things and execute all dccuments as may be reasonably required to give full and further effect to or properly convey, transfer or assign title to the Consideration Shares to the Sellers as required under the governing laws of the jurisdiction to facilitate, share issuance, issuance related advice and activities as follows but not limited to: 6 I 77 7v9 i. Issuanct of the Consideration Shares to the Company shareholders equivalent of 25.80% (24,20,829 #Number of Shares) Shares by April 23, 2019 as per Schedule A ii. Issuance of the Consideration Shares to the Company shareholders eq-aivalmt of 49% (7,69,90,643 #Number of Shares) Shares by June 30. 201;' as per Schedule A . CLOSING a. Subject to the terms and conditions of this Agreement, the initial closing shall occur on April 12, 2)19 following the satisfaction of or written waiver of any of the Conditions stipulated in Section 4.b here in below or as may be mutually agreci between -he Parties in writing ("Closing Date"). The target Closing Date for the initid closing is April 15, 2019. b. Initia. Closing: The initial closing shall take place at Mumbai, on the Closing Date. On or before the Closirg Date, the Parties shall endeavor to complete the following acts and deeds; i. The Cccnpary shall take the necessary corporate actions including but no: lim ted to holding such meetings as may be required to approve the propos:1J transaction and the Company shall provide to the Trcnsfe :•.r a true copy of the minutes of the meeting approving the said transact.on; ii. The Company shall on best effort endeavor to obtain authorization of each Seller to represent, approve and submit any required application, forms and documentation behalf of Seller as per prescribed rules and regulati:n of regulatory authority within prescribed time limit for the recuisite Sale Shares; iii. The Traisfe:or shall take the necessary corporate actions including but not limited to holding such meetings required, as may be required to apprc•-re the delivery of the requisite Consideration Shares to the Compatry Sellers, and (ii) the proposed transaction, and the Transfe--3r shall provide to the Company a true copy of the minutes of the meeting approving the said transaction; and iv. The Transferor shall demonstrate the availability of funds to set off or pay or ettle operating and statutory liabilities of the Company or its affiliates, d:rect and indirect as on date of the closing with exceptions of perscnal liabilities and dues. Both parties acknowledge that certain statutory liabilities required government approval and delays may take place, in that case both parties should work together for workable.'financial plan to set off the liabilities without harming the busines; vale. (i.e. paying off the Operating liability as per agreed plan ptr forti before the committee by the Parties). The Company as agreed with the Transferor shall allocate the capital required to set 7 off, pay or settle assumed liabilities of the Company set forth on Schedule [1. v. The Company supported by the Transferor will underwrite the Stock Purchase Agreement (SPA) with IL&FS India Realty Fund :"IIRF") to facilitate the departure of institutional shareholder from the Apodis Hotel & Resort Private Limited vi. Per the CP / CS, the Company and the Transferor shall restrurture the board and the advisory committee of the board of the Company and the Transferor. c. Final Closing: Per the CP / CS and the terms and conditions of this agreement, the final closing will occur no later than 315' Ocbber, 2019. An Interim Closing shall occur between the Initial Closins and the Final Closing. On each of the Closing Date, the Committee shall concurrently deliver to the Transferor all (i) duly stamped original share certificate(s) representing the SE.e Shares, duly endorsed in favor of the Transferor and (if_ duly stamped, applicable stamped duty paid and executed original share transfer form(s) for transferring the Sale Shares to the Transferor. i. At the Final Closing, all things required to occur shall be deemed to have occurred concurrently. d. Post each of the Covenants relevant to the Closings : i. The Company shall file required documents and forms with the Registrar of Companies (ROC); ii. TRRB shall file required documents in due course with Security Exchange Commission (SEC) of USA related to this transaction; iii. The Transferor shall file a Form D with the United States Consideration Shares and Exchange Commission witain the required time frame covering the issue of unrestricted common stork to the Sellers; iv. The Company shall take the necessary corporate actiois incliding but not limited to holding such meetings as may be reqt_ red tc approve and take on record the transfer of the Sale Shares and luting the Transferor as the beneficial owner of the Sale shares and the Company shall provide to the Transferor a true copy c the minutes of the meeting approving the transfer of the Sale Shares and a certified extract of the Register of Members of the Company updating Transferor as the owners of the Sale Shares; and v. The Parties shall further co-operate with the Transferor to take the necessary steps to file the Form FCTRS along with requisite 8 v9 enclosures for transfer of Sale Shares within the prescribed timelines and in accordance with FEMA 20. . On completion of the Initial Closing obligation of 1NR 9.60 Crore stipulated hereinabove, the Transferor shall provide the funding as equity or Convertible instrument for the Company to inject capital into investee company Apodis Hotels & Resorts Limited (CIN: U55101MH2008PLC200363) and its subsidiaries namely Apodis Foods ic Bands Pvt. Limited (CIN:U55204MH2012PTC231163) and Intenista)/ Hotels Private Limited (CIN:U55101KA2007PTC04431 ). vii. PRAMA to complete Governance and Reporting Plan by April 25, 2019 to address roles and responsibility of Board of Directors, there duties, .financial decisions, controls and reporting structure and any circumstances or even that materially effects the PRAMA and its subsidiary or investee companies. viii. Constitute the Board of Director of PRAMA, AHRL, IHPL as per TRRB ;tiideline and representation. ix. The Performance Agreements, Stock Appreciation Rights (SAR) / ESOP and KPI's (Key Performance Indicators) shall be finalized for each buiness unit and their respective management. . REPRESENTATIONS, WARRANTIES AND COVENANTS All representations and .warranties shall be true and complete as of the date hereof and will be true and complete as of the Final Closing. All covenants shall be fulfilled in accordance with the terns, conditions and spirit of the Agreement, as set forth herein. a. Sale Shares. Tie Company hereby represents, warrants, and covenants, as applicable, to the Transferor: i. The Sellers are the legal and beneficial owners of the Sale Shares and have tie right to exercise all voting and other rights over and in respect 3f such Sale Shares; ii. The Sellers have received all approvals, licenses, consents and authorizations from all authorities concerned including Governmental Author:les, financial institutions, if any, required to be obtained for the purioses of this transaction, to enable the Sellers to sell the Sale Shares to the Transferor and no consents or approvals from any person is required to be obtained by the Sellers to validly transfer the Sale Shires to the Transferor; iii. The Selers have full, unrestricted power and unqualified right to sell, transfer assign, convey and deliver to the Transferor, the title in the Sale Shires; iv. The execution and delivery of this agreement by the Sellers, and promises, agreements or undertakings by the Sellers, under this Agreement do not or shall not, to the best of the Sellers knowledge, 9 v9 violate any law, rule, regulation or order applicable to him or violate or contravene the provisions of or constitute a default under any documents, contracts, agreements or any other instn-.7nents to which he is a party or which are applicable to him; v. The Sale Shares held by the Sellers have been allottec or acquired and are each fully paid or credited as fully paid and Fill stamp duty applicable of the Sale Shares have been paid; vi. There is no Encumbrance or any third-party interest on any of the Sale Shares; vii. This Agreement or any other document to be execute: pursuant to or in connection with this Agreement will when exe.mted, constitute legal, valid, binding and enforceable obligations on the Sellers, in accordance with their respective terms; viii. There are no legal, quasi-legal, administrative, arbitration, mediation, conciliation or other proceedings, claims, actions or governmental investigations of any nature pending against it or to wl-ich any of Sale Shares is or may be subject to, and the Sellers ha,e not received notice of any such proceeding, claim, action or governmental investigation against the Sellers and there are no such threatened proceeding, claim, action or governmental inves-.1gation, which relates in any manner to this Agreement or which could adversely impact the Sellers abilities to perform this Agreement; ix. The Sellers have not executed any powers of attorney, except for necessary actions for the implementation of this Agreement, and there is no delegation of authority in respect of the rig..-ts and powers derived from holding the Sale Shares; x. Upon the purchase of the Sale Shares, the Transferor .vill be the sole legal and beneficial owner of the Sale Shares and all Equity Shares of the Company. The Transferor shall have clear title to the Sale Shares and the Sale Shares will be free from any encumbrances or any claim or demand of any description; xi. The Sellers have not exercised any buy-back rights on the Sale Shares and do not have any outstanding claims against the Company nor are there any facts/circumstances which could give rise tc such :laim by the Sellers against the Company in relation to the Sale Shares; xi i. The Sellers shall not sell, pledge, create any encumbrance, third party interest or otherwise dispose the Sale Shares in any manner till the Final Closing Date or termination of this Agreemc-_:, whichever is earlier; and xiii. The Sale Shares will be purchased in compliance wit. all Applicable Law. The sale and purchase of the Sale Shares as contemplated by this Agreement are exempt from the registration requirements 10 v9 applicable state and federal securities :aws of the United States, and neither Sellers nor any authorized agen: acting on such Sellers' behalf will take any action hereafter that would cause the loss of such exemption. b. Consideration Shares - General. The Company hereby represents, warrants, and covenants, as applicable, to the other party that each they: i. Have all requisite authority (and in the case of an individual, the capacity) to acquire or allot and delivering as the case may be, the Consideration/Sale Shares, enter into this Agreement and to perform all :he obligations required to be performed ' by the undersigned heminder, and such acquisition will no: contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned. ii. is domiziled in the jurisdiction (state or Country) set forth on the signature page hereto and is not acquiring the Consideration Shares as a nominee or agent or otherwise for any other person. iii. will comply with all applicable laws and regulations in effect in any jurisdiction in which the undersigned purchases or sells Consideration Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and Parent shall have no responsibility therefor. c. Consideration Shares - Information Concerning Transferor. The Company hereby represents, warrants, and covenants, as aplicable, to the Transferor that it: i. understands and accepts that the purchase of the Consideration Shares involves various risks, including the risks outlined in Transferor public disclosure documents. Each Seller represents that it is able to bear any loss associated with an investment in the Consideration Shares ii. confirms that it is not relying on any communication (written or oral) of Transferor or any of its affiliates. as investment or tax advice or as a recommendation to purchase the Consideration Shares. It is understood that information and explanations related to the terms and conditions of the Consideration Shares -orovided by Transferor or any of its affiliates shall not be considered investment or tax advice or a recommendation to purchase the Consideration Shares, and that neither Transferor nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Consideration Shares. Each Seller acknowledges that neither Parent nor any of its affiliates has made any representation regarding the proper characterization of the Consideraticn Shares for purposes ot itt 11 vc determining the undersigned's authority to invest in the Consideration Shares. iii. is familiar with the business and financial condition and operations of Transferor, as generally described by Transferor. Each Seller has had access to such information concerning Transferor and the Consideration Shares as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Consideration Shares. iv. understands that, unless the undersigned notifies Transferor in writing to the contrary at or before the Final Closing, each of the undersigned's representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned. v. understands that no federal or state agency has passed upon the merits or risks of an investment in the Consideration Shares or made any finding or determination concerning the fairness or advisability of this investment. d. Consideration Shares - Non-reliance. The Company hereby represents, warrants, and covenants, as applicable, to the Transferor that it: . is not relying on (and will not at any time rely on) any communication (written or oral) of Transferor, as investment advice or as a recommendation to purchase the Consideration Shares, it being understood that information and explanations related to the terms and conditions of the Consideration Shares and the other transaction documents that are described in the Offering Documents shall not be considered investment advice or a recommendation to purchase the Consideration Shares. ii. confirms that neither Transferor nor Parent has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Consideration Shares or (B) made any representation to the undersigned regarding the legality of an investment in the Consideration Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Consideration Shares, the undersigned is net relying on the advice or recommendations of Parent and the undersigned has made its own independent decision that the investment in the Consideration Shares is suitable and appropriate for the undersigned. e. Consideration Shares - Status of Sellers. The Company hereby represents, warrants, and covenants, as applicable, to the Transferor that it: i. has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating t e 12 merits and risks of an investment in the Consideration Shares. With the assistance of the undersigned's own professional advisors, to the exter.t that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accountir.g and financial evaluation of the merits and risks of an investment in the Consideration Shares. The -indersigned has considered the suitability of the Consideration Shares as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks as;ociated with an investment in the Consideration Shares and its authority to invest in the Consideration Shares. ii. is either (i) an "accredited investor" as defined in Rule 501(a) under the Securities Act or (ii) a Foreign Investor (i.e. not a "United States person" as defined in section 7701(a)P0) of the Internal Revenue Code) whereby the delivery of the Consideration Shares can be made pursuant to Regulation S of the Securities Act. The undersigned agrees to furnish any additional information requested by Transferor or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sa_e of the Consideration Shares. The undersigned acknowledges that the undersigned has completed an Investor Questionnaire contained in Appendix B and that the information contained therein is complete and accurate as of the date thereof and is hereby affirmed as of the date aereof. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor or a foreign investor is accurate and complete and does not contain any misrepresentation or material omission. f. Co lsideration Shares - Restrictions on Transfer. The Company hereby represents, warrants, and covenants, as applicable, to the Transferor that it: is acquiring the Consideration Shares solely for the undersigned's own )eneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Consideration Shares; understands that the Consideration Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the U.S. Consideration Shares and Exchange Commission (the "Commission") provide in substance that the undersigned may dispose of the Consideration Shares only pursuant to an effective registration statement under the Securities Act or an exemption there from. Consequently, each Seller understands that it must bear the economic risks of the investment in the Consideration Shares for an indefinite period of time; i agrees: (A) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the Consideration Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Consideration Shares under the Securities Act and all applicable State Securities Laws, or in a Itt 77v9 transaction which is exempt from the registration provisions of the Securities Act and all applicable State Securities Laws; (B) that the certificates representing the Consideration Shares will bear a legend making reference to the foregoing restrictions; and (C) that Parent and its affiliates shall not be required to give effect to any purported transfer of such Consideration Shares except upon compliance with the foregoing restrictions; and iv. acknowledges that neither Transferor nor any other person offered to sell the Consideration Shares to it by means of any form of general solicitation or advertising, including but not limited to: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (B) any seminar or meeting whose attendees were invited by any general solicitation or general advertising. g. The Company. The Company hereby represents, warrants and covenants, as applicable, to the Transferor and the Parent that, except as set forth on the Disclosure Schedule attached as SCHEDULE PART B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder: . The Company is a privately held and duly organized, validly existing and in good standing under the Laws of India as per company act of 1956. The Company has full corporate power and authority to enter into this Agreement and the other documents to which Company is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Company of this Agreement and other document to which Company is a party, the performance by Company of its obligations hereunder and thereunder, and the consummation by Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Company. This Agreement has been duly executed and delivered by Company, and (assuming due authorization, execution and delivery by Transferor) this Agreement constitutes a legal, valid and binding obligation of Company enforceable against Company in accordance with its terms. When each other document to which Company is or will be a party has been duly executed and delivered by Company (assuming due authorization, execution and delivery by each other party thereto), such other document will constitute a legal and binding obligation of Company enforceable against it in accordance with its terms. The Company has full power and authority to conduct the Business and has obtained all approvals and licenses required to conduct the Business and all of them are in full force and effect. The Company is duly qualified to transact business and is in good standing in each jurisdiction where such qualification is necessary. ii. The present authorized share capital of Rs. 11,50,00,000/- (Rupees Eleven Crores Fifty Lacs Only) divided into 1,15,00,000/- (One Crore 14 v9 Fifteen Lacs Only) equity shares of Rs. 10/- each. The Sellers together, own 1,12,95,472/- (One Crcre Twelve Lacs Ninety Five Thousand Four Hundred Seventy Two Only) fully paid-up equity shares constituting 100% (the "Sale Shares") of the entire issued, subscribed and paid-up share capital of the Company and is held as provided in SCHEDULE PART A iii. aL of the Sale Shares were issued in compliance with applicable Laws. None of the Sale Shares were issued in violation of any agreement, arrangement or commitment to which Sellers or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. iv. there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Sellers or the Company tc issue or sell any shares of capital stock of, or any other interest in. the Company. The Company dces not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no vcting trusts, stockholder agreements, proxies or other agreements or urderstandings in effect with respect to the voting or transfer of any of the Sale Shares. . there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or tc the Company's knowledge, currently threatened (i) against the Company or any officer, director or KMP of the Company; (ii) that questions the validity of the this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to be, either individually or in the aggregate, material to the Company. Neither the Company nor, to the Company's knowledge, any of its officers, directors or Key Employees is a party or is named as st.bject to the provisions of any orier, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, di:ectors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor krown to the Company) involving the prior employment of any of the Company's employees, their services provided in connection with the Company's business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations urder any agreements with prior employers. vi. the Company's Intellectual Property, Trademark including its investee companies is set forth on Exhibit [*] to this Agreement. (AIL 7 15 v9 vii. to the Company's knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. . viii. the Company is not in violation or default (i) of any provisions of its Charter documents (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, (v) of any provision of any Applicable Law. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any Encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any permit or license applicable to the Company. The Company, to its Knowledge, is presently and at all times since inception has been in all material respects in compliance with all Applicable Laws, and all ordinances, regulations and orders application to its business. . except for this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (A) obligations (contingent or otherwise) of, or payments to, the Company in excess of $20,000, (B) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (C) indemnification by the Company, (D) the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise), (E) a joint venture, partnership or similar arrangement, or (F) collective bargaining. Except for this Agreement, the Company is not party or by which it is bound any agreements, understandings, instruments, contracts or proposed transactions with (A) any employee, independent 16 contractor, union or labor organization, or (B) a Governmental Authority. . the Company has not (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred any indebtedness for money borrowed or incurred any other liabilities, (C) made any loans or advances to any Person other than group companies, or (D) sold, exchanged or otherwise disposed of any of its assets or rights. Except a guarantee given to the financial institution of the investee company (AHRL), the Company is not a guarantor or indemnitor of any indebtedness of any other Person. xi. there are no agreements, understandings or proposed transactions between the Company and any of its officers or directors or any Affiliate thereof. The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company's directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, have any (A) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company's customers, suppliers, service providers, joint venture partners, licensees and competitors, (B) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (C) financial interest in any contract with the Company. . Financial Statements. Complete copies of the Company's audited f i nancial statements consisting of the balance sheet of the Company as at March 31 in each of the years 2017-17, 2017-18 and 2018-19 and the related statements of income and retained earnings, stockholders' equity and cash flow for the years then ended (the "Audited Financial Statements"), and unaudited financial statements consisting of the balance sheet of the Company as at December 31, 2018 and the related statements of income and retained earnings, stockholders' equity and cash flow for the [three-/six-/nine- month] period then ended (the "Interim Financial Statements" and together with the Audited Financial Statements, the "Financial Statements") have been delivered to Transferor. The Financial Statements have been prepared in accordance with Indian Accounting Standards 17 applied on a consistent basis throughout the period involved, subject, in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated. The balance sheet of the Company as of March 31, 2018 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date". The Company maintains a standard system of accounting established and administered in accordance with Indian Accounting Standards. xiii. since the most recent quarter end, there has not been: A. any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect; B. material change in any method of accounting or accounting practice of the Company, except as required by [GAA13] or as disclosed in the notes to the Financial Statements; C. amendment of the charter, by-laws or other organizational documents of the Company; D. split, combination or reclassification of any shares of its capital stock; E. issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; F. declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock; G. any material capital expenditures; H. any damage, destruction or loss, whether or not covered by insurance, that would have be material to the Company; I. any waiver or compromise by the Company of a valuable right or of a material debt owed to it; J. any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the 18 v9 ordinary course of business and the satisfaction or discharge of which would not be material to the Company; K. transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements; L. entry into any Contract that would constitute a Material Contract; M. adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; N. purchase, lease or other acquisition of the right to own, use or lease any property or assets, except for purchases of inventory or supplies in the ordinary course of business consistent with past practice; 0. any material changes to a Material Contract or agreement by which the Company or any of its assets is bound or subject; P. entry into a new line of business or abandonment or discontinuance of existing lines of business; Q. any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder, including (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed Rs 20,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant; R. any hiring or promoting any person as or to (as the case may be) a Key Employee or hiring or promoting any employee below a Key Employee except to fill a vacancy in the ordinary course of business; . any adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) coll dye 19 v9 bargaining or other agreement with a Union, in each case whether written or oral; T. any resignation or termination of employment of any officer or Key Employee of the Company; U. any Encumbrance created by the Company, with respect to any of its properties, capital stock or assets, tangible or intangible, except Encumbrances that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets; V. any capital investment in, or any loan to, any other Person; W. acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; X. any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business; Y. any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers or employees; Z. any declaration, setting aside or payment or other distribution in respect of any of the Company's equity shares, or any direct or indirect redemption, purchase, or other acquisition of any of such shares by the Company; AA. any sale, assignment, transfer or grant of any license or sublicense of any Company Intellectual Property that could reasonably be expected to be material to the Company; BB. abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property; CC. receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company; DD. material change in the Company's cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; 20 v9 EE. action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Transferor in respect of any Post-Closing Tax Period; FF. to the Company's knowledge, any other event or condition of any character, other than events affecting the economy or the Company's industry generally, that could reasonably be expected to result in a Material Adverse Effect; or GG. any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing. xiv. the property and assets that the Company owns are free and clear of all Encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, holds a valid leasehold interest free of any Encumbrances other than those of the lessors of such property or assets. The Company does not own any real property. xv. the Company has no liability or obligation, absolute or contingent (individually or in the aggregate. xvi. as of the date hereof, the Company employs no employees, engages consultants or independent contractors, but no part-time employees. Section [*] of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who have received compensation in the previous two (2) years. xvii. the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all Applicable Laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing. xviii. there are no taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid taxes of the Company which are due, whether assessed or disputed. There have been no examinations or audits of any tax returns or reports b ft,atn/y 21 v9 applicable Governmental Authority. The Company has duly and timely filed all tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. xix. the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to be material to the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. xx. the Company is and has been in compliance with the all the Environmental and Health Laws in India as may be applicable to the Company xxi. the Company has made available to the Transferor all the information reasonably available to the Company that the Transferor have requested for deciding whether to acquire the Sellers Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Transferor at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. xxii. Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any: A. event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; B. amendment of the charter, by-laws or other organizational documents of the Company; C. split, combination or reclassification of any shares of its capital stock; D. issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock; E. declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock; 22 ,09 F. material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements; G. material change in the Company's cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; H. entry into any Contract that would constitute a Material Contract; I. incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice; J. transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements; K. transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements; L. abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property; M. material damage, destruction or loss (whether or not covered by insurance) to its property; N. any capital investment in, or any loan to, any other Person; 0. acceleration, termination, material modification to or cancellation of any Material Contract to which the Company is a party or by which it is bound; P. any material capital expenditures; Q. imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible; R. (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or v9 consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed Rs 20,000/- , or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant; S. hiring or promoting any person as or to (as the case may be) a Key Person or hiring or promoting any employee below a Key Person except to fill a vacancy in the ordinary course of business; T. adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral; U. any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees; V. entry into a new line of business or abandonment or discontinuance of existing lines of business; W. adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy -.wider any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; X. nurchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $12,000 individually (in the case of a lease, per annum) or $36,000 in :he aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice; Y. acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof; . action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter \j into any other transaction that would have the effect of 24 v9 increasing the Tax liability or reducing any Tax asset of Transferor in respect of any Post-Closing Tax Period; or xxiii. any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing. xxiv. Material Contracts. Schedule Part B of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Schedule Part B of the Disclosure Schedules, being "Material Contracts"): A. each Contract of the Company involving aggregate consideration in excess of $500 and which, in each case, cannot be cancelled by the Company without penalty or without more than ninety (90) days' notice; B. all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain "take or pay" provisions; C. all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person; D. all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); E. all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party; F. all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than ninety (90) days' notice; G. except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company; H. all Contracts with any Governmental Authority to which the Company is a party ("Government Contracts"); . all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time; 25 v9 J. any Contracts to which the Company is a party that provide for any joint ventare, partnership or similar arrangement by the Company; K. all Contracts. between or among the Company on the one hand and Sellers or any Affiliate of Sellers (other than the Company) on the other hand; L. all collective bargaining agreements or Contracts with any Union to which the Company is a party; and M. any other Contract that is material to the Company and not previously disclosed pursuant to Schedule Part 13. . Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Sellers' Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Transferor. xxv. Title to Assets; Real Property. The Company has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Audited Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for the following (collectively referred to as "Permitted Encumbrances"): A. liens for Taxes not yet due and payable; B. mechanics, carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the business of the Company; C. easements, rights of way, zoning ordinances and other similar encumbrances affecting Real Property which are not, 26 v9 individually or in the aggregate, material to the business of the Company; or D. other than with respect to owned Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the business of the Company. . Schedule Part B of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, Sellers have delivered or made available to Transferor true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Sellers or the Company and relating to the Real Property. With respect to leased Real Property, Sellers have delivered or made available to Transferor true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company's business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Sellers' Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. xxvi. Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property 27 7v9 currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted. xxvii. Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and r.o inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-inprocess or finished goods) are not excessive but are reasonable in the present circumstances of the Company. xxviii. Accounts Receivable and Payable. The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company, are collectible in full within ninety (90) days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal yearend adjustments and the absence of disclosures normally made in footnotes. xxix. Customers and Suppliers. A. Schedule Part B sets forth (i) each customer who has paid aggregate consideration to the Company for goods or services rendered in an amount greater than or equal to $500 for each of the two (2) most recent fiscal years (collectively, the "Material Customers"); and (ii) the amount of consideration paid by each Material Customer during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Customers has ceased, or intends to cease after the Closing, to use its goods or services or to otherwise terminate or materially reduce its relationship with the Company. \)•) v9 B. Schedule Part B sets forth (i) each supplier to whom the Company has paid consideration for goods or services rendered in an amount greater than or equal to $100 for each of the two (2) most recent fiscal years (collectively, the "Material Suppliers"); and (ii) the amount of purchases from each Material Supplier during such periods. The Company has not received any notice, and has no reason to believe, that any of its Material Suppliers has ceased, or intends to cease, to supply goods or services to the Company or to otherwise terminate or materially reduce its relationship with the Company. xxx. Insurance. Schedule Part B sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors' and officers' liability, fiduciary liability and other casualty and property insurance maintained by Sellers or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the "Insurance Policies") and true and complete copies of such Insurance Policies have been made available to Transferor. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Sellers nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are f i nancially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Sellers or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound. xxxi. Legal Proceedings; Governmental Orders. A. Except as set forth in Schedule Part B, there are no Actions pending or, to the Company's Knowledge, threatened (a) 29 v9 against or by the Company affecting any of its properties or assets (or by or against Sellers or any Affiliate thereof and relating to the Company); or (b) against or by the Company, Sellers or any Affiliate of Sellers that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. B. Except as set forth Schedule Part B, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets. No event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order. xxxii. Compliance with Laws; Permits. A. Except as set forth in Section Schedule Part B, the Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets. B. All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Schedule Part B lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Schedule Part B. xxxiii. Environmental Matters. A. The Company is currently and has been in compliance with all Environmental Laws and has not, and the Sellers have not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date. B. The Company has obtained and is in material compliance with all Environmental Permits (each of which is set forth on Schedule Part [B])necessary for the ownership, lease, operation or use of the 'ousiness or assets of the Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Sellers through the Closing Date in accordance with Environmental Law, and neither Sellers nor the Company is aware of any condition, 30 event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out. With respect to any such Environmental Permits, Sellers has undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and neither the Company nor the Sellers is aware of any condition, event or circumstance that might prevent or impede the transferability of the same, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same. C. There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and neither the Company nor Sellers has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Sellers or the Company. D. Neither Sellers nor the Company has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law. E. Sellers have provided or otherwise made available to Transferor and listed in Schedule Part B: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company or any currently or formerly owned, operated or leased real property which are in the possession or control of the Sellers or Company related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes). 31 v9 F. Neither the Sellers nor the Company is aware of or reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company as currently carried out. xxxiv. Taxes and Obligations. Except as set forth in Schedule PART B A. All Tax Returns required to be filed on or before the Final Closing Date by the Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid. B. The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. C. No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. D. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company. E. The amount of the Company's Liability for unpaid Taxes for all periods ending on or before March 31, 2018 does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company's Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years). F. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company. xxxv. Conduct of Business Prior to the Final Closing. From the date hereof until the Final Closing, except as otherwise provided in this Agreement or consented to in writing by Transferor, Sellers shall, and 32 v9 shall cause the Company to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, the Company shall: A. cause the Company to preserve and maintain all of its Permits; B. cause the Company to pay its debts, Taxes and other obligations when due; C. cause the Company to maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear; D. cause the Company to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law; E. cause the Company to defend and protect its properties and assets from infringement or usurpation; F. cause the Company to perform all of its obligations under all Contracts relating to or affecting its properties, assets or business; G. cause the Company to maintain its books and records in accordance with past practice; H. cause the Company to comply in all material respects with all applicable Laws. xxxvi. No Solicitation of Other Bids. A. Sellers shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an acquisition proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible acquisition proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an acquisition proposal. Sellers shall immediately cease and cause to be terminated and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any 33 v9 Persons conducted heretofore with respect to, or that could lead to, an acquisition proposal. For purposes hereof, "acquisition proposal" shall mean any inquiry, proposal or offer from any Person (other than Transferor or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, , share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company's properties or assets. B. In addition to the other obligations under Schedule Part B, Sellers shall promptly (and in any event within three (3) Business Days after receipt thereof by Sellers or its Representatives) advise Transferor orally and in writing of any acquisition proposal, any request for information with respect to any acquisition proposal, or any inquiry with respect to or which could reasonably be expected to result in an acquisition proposal, the material terms and conditions of such request, acquisition proposal or inquiry, and the identity of the Person making the same. C. Sellers agree that the rights and remedies for noncompliance with Schedule Part B shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Transferor and that money damages would not provide an adequate remedy to Transferor. xxxvii. Notice of Certain Events. A. From the date hereof until the Final Closing, Sellers shall promptly notify Transferor in writing of: 1. any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Sellers hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set in this contract; 2. any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; 34 v9 . any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and 4. any Actions commenced or, to Sellers' Knowledge, threatened against, relating to or involving or otherwise affecting Sellers or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Schedule Part B or that relates to the consummation of the transactions contemplated by this Agreement. B. Transferor's receipt of information pursuant to this Schedule Part B shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules. xxxviii. Confidentiality. From and after the Closing, Sellers shall, and shall cause their Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Sellers can show that such information (a) is generally available to and known by the public through no fault of any Sellers, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Sellers, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Sellers or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Sellers shall promptly notify Transferor in writing and shall disclose only that portion of such information which Sellers is advised by its counsel in writing is legally required to be disclosed, provided that Sellers shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. h. The Transferor hereby represents, warrants and covenants, as applicable, to the Sellers that: i. the Transferor have all requisite power and authority to execute, deliver and perform this agreement and any other documents which may be required to effect the transactions contemplated by this Agreement; ii. the execution and delivery of this Agreement and the consummation of the transactions contemplated pursuant to this Agreement he ty(e 35 v9 been duly authorized by all necessary action on the part of the Transferor, and no further action is required on the part of the Purchase to authorize the execution of this Agreement and the transaction conten-:plated under it; iii. this Agreement is made with Transferor in reliance upon their respective representations that the Sale Shares will be acquired for investment for the Transferor's own account, not as a nominee or agent, and not wi-_h a view to the resale or distribution of any part thereof, and that the Transferor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Transferor further represents that the Transferor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Sale Shares; iv. the Transferor acknowledge that they have received all the information it considers necessary or appropriate for deciding whether to acquire the Sale Shares. The Transferor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of purchase and sale of the Sale Shares; v. the Sale Shares were not offered to the Transferor through, and the Transferor is not aware of, any form of general solicitation or general advertising, including, without limitation, (A) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; vi. the Transferor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Sale Shares. The Transferor also represents that it has not been organized solely for the purpose of acquiring the Sale Shares; vii. the Transferor is an "accredited investor" within the meaning of Rule 501 of Regulation D of the United States Consideration Shares and Exchange Commission, as presently in effect; and viii. The Transferor hereby covenants to each Seller that it shall continue to file "current information", as such term is defined in the Securities Act following the Final Closing Date to facilitate the Sellers' right and ability to trade the Consideration Shares, all in accordance with Rule 144 under the Securities Act and the terms, conditions and restrictions set forth in this Agreement. 36 v9 ix. The Transferor shall as stipulated in clause 7 of this Agreement register (including, for this purpose, a registration effected by the Company for stockholders other than the Sellers) its Common Stock under the Securities Act in connection with the public offering of such securities for cash, the Transferor shall, at such time, promptly give the Company notice of such registration. Upon the request of the Company given within 10 days after such notice is given by the Transferor, the Transferor shall, subject to the provisions of Section 5.h.ix.A, cause to be registered all of the Shares that each such Seller has requested to be included in such registration. A. In connection with any offering involving an underwriting of shares of the Transferor's capital stock pursuant to Section 5.h.ix, the Transferor shall be required to include any of the Seller's Shares in such underwriting subject to the Company accepting the terms of the underwriting as agreed upon between the Transferor and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Transferor. To the extent that the managing underwriter(s) advise(s) the Transferor in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Transferor shall so advise the Sellers and any other selling stockholders that otherwise would be underwritten pursuant hereto (collectively, the "Selling Stockholders"), and the number of shares of Common Stock that may be included in the underwriting shall be allocated among such Selling Stockholders, in proportion (as nearly as practicable) to the number of shares of Common Stock owned by each Selling Stockholder or in such other proportion as shall mutually be agreed to by all such Selling Stockholders; provided, however, that the number of shares to be included in such underwriting by the Transferor shall not be reduced unless all other securities are first entirely excluded from the underwriting. B. Each Selling Stockholder shall be responsible for its pro rata share of "Selling Expenses". Selling expenses means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of the Shares, and fees and disbursements of counsel for any Seller. C. To the extent possible, the Company shall endeavor that no Seller shall obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.h.ix D. To the extent permitted by law, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Transferor, and each of its directors, each of its officers who has signed the registration statement, each person (if any), who 37 controls the Transferor within the meaning of the Securities Act, legal counsel and accountants for the Transferor, any underwriter (as defined in the Securities Act), any other Selling Stockholder, and any controlling person of any such underwriter or other Selling Stockholder, against any damages, in each case only to the extent that such damages arise out of or are based upon statements or omissions made in reliance upon and in conformity with written information regarding the Selling Stockholder or its plan of distribution furnished by or on behalf of such Selling Stockholder expressly for use in the disclosure package associated with the registration statement of the Transferor, including any amendments or supplements thereto; and each such Selling Stockholder will pay to the Transferor and each other aforementioned person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which damages may result, as such expenses are incurred. E. In connection with any registration pursuant to this Section 5.h.ix conducted as an underwritten public offering, each Selling Stockholder agrees, if requested and subject to accepting the terms of such underwritten public offering become bound by and to execute and deliver a customary lockup agreement with the underwriter(s) of such public offering restricting such Selling Stockholder's right to (a) transfer, directly or indirectly, any Common Stock or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of the Shares or other Common Stock of the Company. Notwithstanding any of the above, it is further clarified that the sellers shall be free to dispose of the Consideration Shares in the open market. . SURVIVAL; INDEMNITY a. The representations and warranties of the Sellers, the Transferor and the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made any Party hereto. Each Party hereby agrees to indemnify and hold the other Parties harmless from and against all claims, losses, taxes, liabilities, damages or deficiencies suffered, by a non-defaulting Party as a result of breach of any of terms and conditions by a Party to this Agreement. b. Notwithstanding anything to the contrary herein, each Party shall be entitled to full indemnification for any losses as estimated by the specialists / attorneys appointed by both Parties as a result of a breach of the representations, warranties or covenants set forth in Section 5. Such representations and warranties are valid for a period of two (2) years from the Final Closirg Date. 38 v . RESTRICTIONS ON CONSIDERATION SHARES a. Pledge of Consideration Shares. The Company understands and agrees that the Consideration Shares may not be sold, transferred, pledged or otherwise disposed except that on or after the six (6) month anniversary of the Final Closing Date, each Seller may transfer or sell pursuant to Rule 144 up to entire holding subject to an agreed waterfall of the Consideration Shares allocated to such Seller prior intimation to TRRP. board. . RESCISSION: The parties to this Agreement agree that time stipulated for the performance of the Initial, Interim and Final closing is of essence to this Agreement. Any failure to perform or substantial delay or nonperformance of the obligations by the Transferor and the Company will trigger the right to invoke mutual rescission. The right to rescind the STA by both parties will be detailed in a separate Rescission Agreement and a General Release Agreement addressing discharge of obligations by Parties to this agreement, rectification and reformation and restitution to achieve status quo ante as far as possible. . TERMINATION This Agreement may be terminated in either of the following instances; a. the mutual written consent of all the Parties, or b. If the deal as contemplated becomes infructuous due to regulatory issues not permitting, or c. Non-performance or significant delay of the obligations by both the parties as agreed in the Letter of Intent (L01) dated March 08, 2019 and Memorandum of understanding (MOU) dated March 31, 2019 and Amendment to MOU dated April 9, 2019, or d. Unanticipated events leading to failure of the Transferor to close the transaction and make available the requisite funds . GOVERNING LAW AND JURISDICTION This Agreement and any obligations arising out of or connecting to it shall be governed by the laws of India. Courts situated at Mumbai, Maharashtra, India shall have exclusive jurisdiction to try and entertain any disputes arising out of or in connection with this Agreement. ARBITRATION: a) Save where expressly stated to the contrary in this Agreement, any dispute, difference or controversy of whatever nature between the Parties, howsoever arising under, out of or in relation to this Agreement (the "Dispute") shall in the f i rst instance be attempted to be resolved amicably in accordance with the procedure set forth in sub-clause 10.b below. b) Either Party may require such Dispute to be referred to the following point persons for negotiating an amicable settlement 39 For Prama : Mr. Mahesh Gandhi For TRRB : Mr. Deepak Sharma Upon such reference, the two shall meet at the earliest mutual convenience and in any event within 30 days of such reference to discuss and attempt to negotiate and amicably resolve the Dispute. If the Dispute is not amicably settled within 30 days of such meeting between the two, either Party may refer the Dispute to Mediation in accordance with the provisions of Article. c) If any dispute is not resolved in connection with this agreement amicably by mutual negotiation, the parties herein shall refer the dispute for arbitration in accordance with the . The arbitrator shall give a reasoned decision or award. Each Party shall bear its own cost of arbitration . CONTROL AND MANAGEMENT The premise of the business partnership is to present long term and short term business plans and new business models. Parties to the Agreement having understood the complexity and the specialized operating and management skills required by the Hotel, hospitality and Food and Beverages businesses in India have agreed that the key promoters of the Company PRAMA and the Founders will have full operating freedom for delivering the business plans. The Company and its constituent business and operating entities and TRRB a:e all governed by Board of Directors in compliance with procedure laid down by the Board of Directors. The promoters and founders and nominees of TRRB on the Board of the Company and the promoters, founders and nominees and independent directors of the Company on the Board of TRRB will work closely with the management on monitoring the delivery of the business plans and approve inorganic acquisitions or substantial change in operating plans or reorganization and restructuring of the business and fresh capital raising and debt at the Company or the operating entities. . MISCELLANEOUS a. This Agreement does not create a relationship of employment, agency or partnership between the Parties. b. Each notice or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address and email address set out above. c. Each Party agrees to perform (or procure the performance of) all further acts and things (including the execution and delivery of, or procuring the execution and delivery of, all deeds and documents that may be required by Applicable Law or as may be necessary, required or advisable, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them) as the other Parties may reasonably require to effectively carry on the full intent and meaning of this Agreement and to complete the transactions contemplated hereunder. 40 v9 d. No modification or amendment to this Agreement and no waiver of any of the terms or conditions hereof shall be valid or binding unless made in writing and duly executed by or on behalf of the Parties. e. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent for any reason including by reason of any Applicable Laws or regulation or government policy, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. f. All costs, expenses, including stamp duty in relation to the execution of this Agreement, shall be borne by the Company. g. This Agreement is read along with the LOI dated March 08, 2019 and MOU dated March 31, 2019 and Amendment to MOU dated April 9, 2019 both written and oral, among the Parties with respect to the subject matter hereof. h. The Transferor shall have the right, in respect to the enforcement of any covenant or of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. i. Cooperation and Exchange of Information. Sellers and Transferor shall provide each other with such cooperation and information as either of them reasonably may request of the other to compete the transactions herein or to file tax returns. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each Seller and Transferor shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. 41 v9 IN WITNESS WHEREOF THE PARTIES_ HAVE EXECUTED THIS SHARE PURCHASE AGREEMENT DATED dii-PAIL-- SELLER: A4 //4 4 1/14,0 Name: TRANSFEROR: TRIPBORN INC. Name: )-e--cif2 Q 1-Nd.\ r-rrY-v17 Title: Q.r4 COMPANY: By: Name; r.e A v IN/ . ill Dis Title V-ere k, WITNESS SELLER By: (C-ADAM Name: ocrao NAtALL Address: STA • Attqw-i E.fio CC) • WITNESS TRANSFEROR By: Plot-1 t3A 1—e_400ova, %.NotA Name: Address: WITNESS COMPANY By: c. /CAiAtcrill M .A1 Name: itva ia r_< Peet- Address: AA Pifckl CI M T-) M 11,06)1 5f-"1 7)2 A sk. I 7770